Exhibit (l)(1)

                 [Letterhead of Simpson Thacher & Bartlett LLP]



                                                      December 3, 2004



The India Fund, Inc.
200 Park Avenue, 24th Floor
New York, New York 10166

Ladies and Gentlemen:

         We have acted as counsel to The India Fund, Inc., a closed-end investment company organized as a Maryland corporation (the "Fund"), in connection with the Registration Statement on Form N-2 (the "Registration Statement") filed by the Fund with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, relating to the issuance by the Fund to its stockholders of non-transferable rights entitling the holders thereof to subscribe for up to 9,433,738 shares of Common Stock, par value $.001 per share, in connection with the offering described in the Registration Statement (the "Shares").

         We have examined the Registration Statement and a form of the specimen certificate representing the Common Stock, which has been filed with the Commission and incorporated by reference in the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Fund.

         In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

         Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that (1) when the Board of Directors of the Fund has taken all necessary corporate action to authorize and approve the issuance of the Shares and (2) upon payment and delivery as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

         Insofar as the opinion expressed herein relates to or is dependent upon matters governed by the law of the State of Maryland, we have relied upon the opinion of Piper Rudnick LLP dated the date hereof.

         We do not express any opinion herein concerning any law other than, to the extent set forth herein, the law of the State of Maryland.

         We hereby  consent  to the  filing of this  opinion  letter as  Exhibit
(l)(1) to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                              Very truly yours,

                                              /s/ Simpson Thacher & Bartlett LLP

                                              SIMPSON THACHER & BARTLETT LLP


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